Exhibit 99.2

Contact:

Nancy Krejsa

Senior Vice President

Investor Relations and Corporate Communications

+1-972-595-5083

nkrejsa@sftp.com

Share Repurchase Plan Expanded by $500 Million at Six Flags

GRAND PRAIRIE, Texas — June 7, 2016 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced its board of directors approved a stock repurchase plan that allows the Company to repurchase an incremental $500 million of its common stock. The Company has repurchased nearly $1.3 billion of its common stock since beginning its share repurchase program in February 2011 and has approximately $10 million available under its current plan.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.3 billion in revenue and 18 parks across the United States, Mexico and Canada. For 55 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under the Company’s credit facilities to meet its future liquidity needs, (ii) the Company’s ability to roll out its capital enhancements in a timely and cost effective manner, (iii) the Company’s ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting its business, (iv) the Company’s operations and results of operations, and (v) the risk factors or uncertainties listed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the Company’s investor relations website at www.sixflags.com/investors and on the SEC’s website at www.sec.gov.